News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Second Quarter Results

Resilient Performance, Despite Challenges
Second Quarter GAAP Diluted EPS of $1.91 and As Adjusted Diluted EPS of $2.35
Updated 2023 Guidance: Adjusted Diluted EPS of Approximately $9.50
METTAWA, Ill., July 27, 2023 -- Brunswick Corporation (NYSE: BC) today reported results for the second quarter of 2023:
Second Quarter 2023 Financial Results:

	Q2 2023
in millions (except per share data)	GAAP	Change vs Q2'22		As Adjusted	Change vs Q2'22
Net Sales	$1,702.3	(7.3) %		$1,702.3	(7.3) %
Operating Earnings	$194.4	(30.3) %		$234.9	(21.8) %
Operating Margin	11.4%	(380)	bps	13.8%	(260)	bps
Diluted EPS from Continuing Operations	$1.91	(26.8) %		$2.35	(16.7) %

bps = basis points

"Our businesses executed a strong second quarter, benefiting from market share gains, well-received new products, solid operational performance and diligent cost control. The new boat market remains challenging, and year-to-date new boat sales remain below 2022, but there has been relative improvement in recent months, with preliminary June U.S. SSI main powerboat retail turning positive and Brunswick outperforming the industry both in June and year-to-date," said Brunswick Chief Executive Officer David Foulkes.

"On June 13, the Company announced it was impacted by an IT security incident, which ultimately resulted in financial results that were lower than initial expectations. The disruption associated with the IT security incident was most significant in our propulsion and engine parts and accessories segments and, because of the proximity to the end of the quarter, there was limited opportunity to recover within the period. Within nine days, the Company announced that all primary global manufacturing and distribution facilities were fully operational, and there are no significant residual impacts. The speed at which the Company recovered is a testament to the strength and resilience of our team.

Despite the disruption and continued market challenges, we are relentlessly executing our strategic priorities, including advancing our ACES initiatives, and maintaining a tight focus on generating strong free cash flow, which year-to-date is $144 million greater than in the first half of 2022.

Our propulsion business results were below initial expectations solely due to the lost production days, particularly on high-horsepower outboard engines, resulting from the IT security incident. Prior to the disruption, our high-horsepower outboard engine production ramp up was progressing and has since resumed, allowing us to increase shipments to repower customers and OEM partners. Mercury Marine continues to expand outboard propulsion retail market share around the globe, gaining 460 basis points of U.S. retail market share in the second quarter, and a total of 140 basis points year-to-date, once again demonstrating the strength of our comprehensive product portfolio.

Our engine parts and accessories businesses performed as expected, excluding the impact of the IT security incident, reflecting anticipated sales and earnings declines versus a record second quarter of 2022, although sales were up twelve percent versus second quarter of 2019. Second quarter sales in the U.S. Products portion of the business remained resilient, and would have been essentially flat to 2022 absent the impact of the IT security incident. We continue to progress the transition to the new Brownsburg, Indiana distribution center, however, sales were down versus 2022 as dealers and retailers continued to hold lower levels of inventory, although turns have improved into the season.

As anticipated, Navico Group posted lower second quarter sales versus prior year as both marine and RV OEM orders slowed versus a record prior year quarter. Retailer stocking patterns showed improvement as we exited the quarter and we are also beginning to lap more favorable comparisons. Our new product launches, including the Lowrance HDS Pro fishfinder, are performing very well with retailers experiencing continued high consumer demand since initial stocking. Additionally, planned restructuring and cost reduction efforts continue to be accelerated, resulting in lower operating expenses versus prior year.

Finally, our boat business delivered a solid quarter with double-digit adjusted operating margins for the fifth consecutive quarter. Sales were slightly below prior year while adjusted operating earnings were slightly above prior year. Preliminary second quarter U.S. SSI main powerboat retail unit sales improved sequentially from the first quarter with Brunswick picking up share in the period and year-to-date. Freedom Boat Club had strong same store membership sales in the quarter, and recently announced its 400th location. Freedom now has over 57,000 membership agreements covering more than 90,000 members network-wide, all while generating exceptionally strong synergy sales across our marine portfolio," Foulkes concluded.
Reportable Segment Changes

As a reminder, effective January 1, 2023, we updated our reportable segments from three segments to four: Propulsion, Engine Parts & Accessories, Navico Group, and Boat. Therefore, for all periods presented in this release, all figures and outlook statements incorporate this change. Please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 10, 2023 for more information.

2023 Second Quarter Results

For the second quarter of 2023, Brunswick reported consolidated net sales of $1,702.3 million, down from $1,835.6 million in the second quarter of 2022. Diluted EPS for the quarter was $1.91 on a GAAP basis and $2.35 on an adjusted basis. Second quarter sales were below prior year as a result of the lost production days due to the IT security incident, most significantly felt in the propulsion and engine parts and accessories businesses, along with softer market conditions, particularly in value boats and lower horsepower engine product lines, while sales in each segment benefited from the impact of annualized price increases and new product performance. Operating earnings benefited from prudent cost control measures across the enterprise which were offset by lower sales and higher input costs versus prior year. In addition, versus the second quarter of 2022:
Propulsion segment reported a 4 percent decrease in sales resulting from the factors noted above, along with planned reductions in lower horsepower outboard engine and sterndrive engine sales and production, offset by favorable product mix related to increased high-horsepower outboard engine demand, and higher sales to repower customers. Operating earnings in the quarter were also impacted negatively by timing related to capitalized inventory variances which was an equal benefit in the first quarter.
Engine Parts and Accessories segment reported a 13 percent decrease in sales as solid Products sales in the U.S. were offset by more seasonal third-party Distribution sales as well as international market softness. Segment operating earnings were also impacted by the carry-over of start-up costs related to the newly opened distribution center.
Navico Group segment reported a sales decrease of 20 percent, driven by lower retailer orders, together with slow recovery of RV OEM production, partially offset by strong new product performance. Segment operating earnings declined as a result of the common factors listed above, which were partially offset by accelerated cost reduction actions and reorganization efforts.

Boat segment reported a 1 percent decrease in sales due to the impact of lower value product shipments and higher discounts although within expectations, partially offset by the favorable impact of prior year pricing actions and favorable performance in premium products. Adjusted operating margin was once again in the double-digits, enabled by the above factors, coupled with share gains and sustained operational productivity gains. Freedom Boat Club, which is part of Business Acceleration, had another strong quarter, contributing approximately 7 percent of sales to the segment.
Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $489.3 million at the end of the second quarter, down $123.7 million from 2022 year-end levels.

Net cash provided by operating activities of continuing operations during the first six months of the year of $254.4 million includes net earnings net of non-cash items and the seasonal impact of working capital build.

Investing and financing activities resulted in net cash usage of $373.7 million during the first half of 2023 including $173.4 million of capital expenditures, $132.2 million of share repurchases, and $56.8 million of dividend payments.

2023 Outlook

"We are pleased with the improved trends in new boat retail and continued high Mercury retail market share in the second quarter, as well as the tremendous progress towards our strategic initiatives and significant actions to lower our structural costs. However, the impact of the IT security incident, combined with the continued pressure consumers are experiencing driven by elevated interest rates and higher prices resulting from cumulative inflation, lead us to be cautious regarding second-half financial performance. Additionally, we anticipate the ongoing uncertain market conditions are likely to create measured order patterns by our channel partners into the offseason. We continue to target marketing and promotional activities on select products to support the retail market and our channel partners, while remaining steadfast in balancing inventory and pipeline levels throughout the second half," said Foulkes. "Our updated 2023 guidance anticipates:
1.Net sales of between $6.7 and $6.8 billion;
2.Adjusted diluted EPS of approximately $9.50;
3.Share repurchases in excess of $250 million; and
4.Third quarter 2023 net sales flat to down slightly versus Q3 2022, and adjusted diluted EPS between $2.35 and $2.45.
I would like to end by reminding you of our upcoming Investor Day which we will be hosting on September 18th in New York City where we will review our long-range plan followed by an opportunity to experience our products on the water," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Neha Clark, senior vice president enterprise finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday, August 3, 2023, by calling 877-660-6853 or 201-612-7415 (Access ID: 13739782). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal and monetary policy changes; higher energy and fuel costs; competitive pricing pressures; adverse capital market conditions; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; managing our manufacturing footprint; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; public health emergencies or pandemics, such as the coronavirus (COVID-19) pandemic; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; loss of key customers; our ability to meet demand in a rapidly changing environment; absorbing fixed costs in production; risks associated with joint ventures that do not operate solely for our benefit; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that restructuring or strategic divestitures will not provide business benefits; maintaining effective distribution; dealers and customers being able to access adequate financing; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2022 and in
subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick

Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include Mercury Marine, Mercury Racing and MerCruiser. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Engine Parts & Accessories, BLA and Land ‘N’ Sea. Our Navico Group and its industry-leading technology brands consist of Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood and Whale. Our Boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. In addition, our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has approximately 19,000 employees operating in 27 countries. In 2022, Brunswick was named by Forbes as a World’s Best Employer and as one of America’s Most Responsible Companies by Newsweek, both for the third consecutive year. For more information, visit www.Brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change
Net sales	$1,702.3	$1,835.6	(7)%	$3,445.9	$3,531.3	(2)%
Cost of sales	1,230.0	1,299.2	(5)%	2,468.0	2,511.3	(2)%
Selling, general and administrative expense	215.1	207.2	4%	426.4	399.9	7%
Research and development expense	48.9	50.2	(3)%	97.6	101.6	(4)%
Restructuring, exit and impairment charges	13.9	—	NM	23.4	—	NM
Operating earnings	194.4	279.0	(30)%	430.5	518.5	(17)%
Equity earnings	2.2	0.7	NM	4.4	1.5	NM
Other income (expense), net	1.8	0.3	NM	0.9	(1.2)	NM
Earnings before interest and income taxes	198.4	280.0	(29)%	435.8	518.8	(16)%
Interest expense	(28.8)	(25.9)	11%	(57.0)	(44.3)	29%
Interest income	2.0	0.5	NM	4.2	0.6	NM
Loss on early extinguishment of debt	—	—	NM	—	(0.1)	(100)%
Earnings before income taxes	171.6	254.6	(33)%	383.0	475.0	(19)%
Income tax provision	36.3	55.8	(35)%	135.3	102.2	32%
Net earnings from continuing operations	$135.3	$198.8	(32)%	$247.7	$372.8	(34)%

Discontinued operations:
Net loss from discontinued operations, net of tax	(0.6)	(1.5)	(60)%	(0.7)	(1.3)	(46)%
Net earnings	$134.7	$197.3	(32)%	$247.0	$371.5	(34)%

Earnings per common share:
Basic
Earnings from continuing operations	$1.91	$2.63	(27)%	$3.48	$4.89	(29)%
Loss from discontinued operations	(0.01)	(0.02)	(50)%	(0.01)	(0.02)	(50)%
Net earnings	$1.90	$2.61	(27)%	$3.47	$4.87	(29)%

Diluted
Earnings from continuing operations	$1.91	$2.61	(27)%	$3.47	$4.86	(29)%
Loss from discontinued operations	(0.01)	(0.02)	(50)%	(0.01)	(0.02)	(50)%
Net earnings	$1.90	$2.59	(27)%	$3.46	$4.84	(29)%

Weighted average shares used for computation of:
Basic earnings per common share	70.8	75.7		71.1	76.3
Diluted earnings per common share	70.9	76.1		71.4	76.7

Effective tax rate (A)	21.2%	21.9%		35.3%	21.5%

NM = not meaningful
(A) The increase in the effective tax rate for the six months ended July 1, 2023 compared to the prior year is due to the discrete income tax expense recorded in connection with the intercompany sale of intellectual property rights during the year

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP	$194.4	$279.0	$1.91	$2.61
Restructuring, exit and impairment charges	13.9	—	0.15	—
Purchase accounting amortization	14.1	14.1	0.15	0.14
IT security incident costs	8.1	—	0.09	—
Acquisition, integration, and IT related costs	4.4	7.1	0.05	0.07
As Adjusted	$234.9	$300.2	$2.35	$2.82

GAAP operating margin	11.4%	15.2%
Adjusted operating margin	13.8%	16.4%

	Six Months Ended
	Operating Earnings		Diluted Earnings Per Share
(in millions, except per share data)	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP	$430.5	$518.5	$3.47	$4.86
Restructuring, exit and impairment charges	23.4	—	0.25	—
Purchase accounting amortization	28.3	37.1	0.30	0.37
IT security incident costs	8.1	—	0.09	—
Acquisition, integration, and IT related costs	7.0	12.1	0.08	0.12
Special tax items	—	—	0.72	—
As Adjusted	$497.3	$567.7	$4.91	$5.35

GAAP operating margin	12.5%	14.7%
Adjusted operating margin	14.4%	16.1%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022
Propulsion	$703.3	$734.2	(4.2)%	$111.1	$142.0	(21.8)%	15.8%	19.3%
Engine Parts & Accessories	328.9	379.5	(13.3)%	66.4	85.8	(22.6)%	20.2%	22.6%
Navico Group	227.8	286.1	(20.4)%	4.2	22.4	(81.3)%	1.8%	7.8%
Boat	560.8	568.4	(1.3)%	53.2	58.9	(9.7)%	9.5%	10.4%
Corporate/Other	—	—		(40.5)	(30.1)	34.6%
Segment Eliminations	(118.5)	(132.6)	(10.6)%	—	—
Total	$1,702.3	$1,835.6	(7.3)%	$194.4	$279.0	(30.3)%	11.4%	15.2%

Segment Information - As Adjusted (Non-GAAP)

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022
Propulsion	$703.3	$734.2	(4.2)%	$114.5	$142.0	(19.4)%	16.3%	19.3%
Engine Parts & Accessories	328.9	379.5	(13.3)%	67.2	85.8	(21.7)%	20.4%	22.6%
Navico Group	227.8	286.1	(20.4)%	25.9	41.1	(37.0)%	11.4%	14.4%
Boat	560.8	568.4	(1.3)%	62.5	61.4	1.8%	11.1%	10.8%
Corporate/Other	—	—		(35.2)	(30.1)	16.9%
Segment Eliminations	(118.5)	(132.6)	(10.6)%	—	—
Total	$1,702.3	$1,835.6	(7.3)%	$234.9	$300.2	(21.8)%	13.8%	16.4%

Segment Information - GAAP

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022
Propulsion	$1,454.9	$1,440.1	1.0%	$262.2	$267.3	(1.9)%	18.0%	18.6%
Engine Parts & Accessories	617.5	709.8	(13.0)%	114.2	146.8	(22.2)%	18.5%	20.7%
Navico Group	505.1	597.7	(15.5)%	17.0	53.0	(67.9)%	3.4%	8.9%
Boat	1,136.0	1,061.2	7.0%	111.0	104.2	6.5%	9.8%	9.8%
Corporate/Other	—	—		(73.9)	(52.8)	40.0%
Segment Eliminations	(267.6)	(277.5)	(3.6)%	—	—
Total	$3,445.9	$3,531.3	(2.4)%	$430.5	$518.5	(17.0)%	12.5%	14.7%

Segment Information - As Adjusted (Non-GAAP)

	Six Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022	% Change	July 1, 2023	July 2, 2022
Propulsion	$1,454.9	$1,440.1	1.0%	$265.6	$267.3	(0.6)%	18.3%	18.6%
Engine Parts & Accessories	617.5	709.8	(13.0)%	115.7	146.8	(21.2)%	18.7%	20.7%
Navico Group	505.1	597.7	(15.5)%	56.4	96.7	(41.7)%	11.2%	16.2%
Boat	1,136.0	1,061.2	7.0%	123.6	109.7	12.7%	10.9%	10.3%
Corporate/Other	—	—		(64.0)	(52.8)	21.2%
Segment Eliminations	(267.6)	(277.5)	(3.6)%	—	—
Total	$3,445.9	$3,531.3	(2.4)%	$497.3	$567.7	(12.4)%	14.4%	16.1%

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$703.3	$734.2	$(30.9)	(4.2)%

GAAP operating earnings	$111.1	$142.0	(30.9)	(21.8)%
IT security incident costs	3.4	—	3.4	NM
Adjusted operating earnings	$114.5	$142.0	(27.5)	(19.4)%

GAAP operating margin	15.8%	19.3%		(350) bps
Adjusted operating margin	16.3%	19.3%		(300) bps

Engine Parts & Accessories Segment	Three Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$328.9	$379.5	$(50.6)	(13.3)%

GAAP operating earnings	$66.4	$85.8	(19.4)	(22.6)%
Restructuring, exit and impairment charges	0.3	—	0.3	NM
IT security incident costs	0.5	—	0.5	NM
Adjusted operating earnings	$67.2	$85.8	$(18.6)	(21.7)%

GAAP operating margin	20.2%	22.6%		(240) bps
Adjusted operating margin	20.4%	22.6%		(220) bps

Navico Group Segment	Three Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$227.8	$286.1	$(58.3)	(20.4)%

GAAP operating earnings	$4.2	$22.4	$(18.2)	(81.3)%
Restructuring, exit and impairment charges	7.3	—	7.3	NM
Purchase accounting amortization	13.2	13.4	(0.2)	(1.5)%
Acquisition, integration, and IT related costs	0.7	5.3	(4.6)	(86.8)%
IT security incident costs	0.5	—	0.5	NM
Adjusted operating earnings	$25.9	$41.1	$(15.2)	(37.0)%

GAAP operating margin	1.8%	7.8%		(600) bps
Adjusted operating margin	11.4%	14.4%		(300) bps
bps = basis points
NM = not meaningful

Boat Segment	Three Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$560.8	$568.4	$(7.6)	(1.3)%

GAAP operating earnings	$53.2	$58.9	$(5.7)	(9.7)%
Restructuring, exit and impairment charges	4.5	—	4.5	NM
Acquisition, integration, and IT related costs	3.1	1.8	1.3	72.2%
Purchase accounting amortization	0.9	0.7	0.2	28.6%
IT security incident costs	0.8	—	0.8	NM
Adjusted operating earnings	$62.5	$61.4	$1.1	1.8%

GAAP operating margin	9.5%	10.4%		(90) bps
Adjusted operating margin	11.1%	10.8%		30 bps

Corporate/Other	Three Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
GAAP operating loss	$(40.5)	$(30.1)	$(10.4)	34.6%
Restructuring, exit and impairment charges	1.8	—	1.8	NM
IT security incident costs	2.9	—	2.9	NM
Acquisition, integration, and IT related costs	0.6	—	0.6	NM
Adjusted Operating loss	$(35.2)	$(30.1)	$(5.1)	16.9%
bps = basis points
NM = not meaningful

Propulsion Segment	Six Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$1,454.9	$1,440.1	$14.8	1.0%

GAAP operating earnings	$262.2	$267.3	(5.1)	(1.9)%
IT security incident costs	3.4	—	3.4	NM
Adjusted operating earnings	$265.6	$267.3	(1.7)	(0.6)%

GAAP operating margin	18.0%	18.6%		(60) bps
Adjusted operating margin	18.3%	18.6%		(30) bps

Engine Parts & Accessories Segment	Six Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$617.5	$709.8	$(92.3)	(13.0)%

GAAP operating earnings	$114.2	$146.8	(32.6)	(22.2)%
Restructuring, exit and impairment charges	1.0	—	1.0	NM
IT security incident costs	0.5	—	0.5	NM
Adjusted operating earnings	$115.7	$146.8	$(31.1)	(21.2)%

GAAP operating margin	18.5%	20.7%		(220) bps
Adjusted operating margin	18.7%	20.7%		(200) bps

Navico Group Segment	Six Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$505.1	$597.7	$(92.6)	(15.5)%

GAAP operating earnings	$17.0	$53.0	$(36.0)	(67.9)%
Restructuring, exit and impairment charges	10.9	—	10.9	NM
Purchase accounting amortization	26.5	35.8	(9.3)	(26.0)%
Acquisition, integration, and IT related costs	1.5	7.9	(6.4)	(81.0)%
IT security incident costs	0.5	—	0.5	NM
Adjusted operating earnings	$56.4	$96.7	$(40.3)	(41.7)%

GAAP operating margin	3.4%	8.9%		(550) bps
Adjusted operating margin	11.2%	16.2%		(500) bps

Boat Segment	Six Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
Net sales	$1,136.0	$1,061.2	$74.8	7.0%

GAAP operating earnings	$111.0	$104.2	$6.8	6.5%
Restructuring, exit and impairment charges	5.9	—	5.9	NM
Acquisition, integration, and IT related costs	4.1	4.2	(0.1)	(2.4)%
Purchase accounting amortization	1.8	1.3	0.5	38.5%
IT security incident costs	0.8	—	0.8	NM
Adjusted operating earnings	$123.6	$109.7	$13.9	12.7%

GAAP operating margin	9.8%	9.8%		NM
Adjusted operating margin	10.9%	10.3%		60 bps
bps = basis points
NM = not meaningful

Corporate/Other	Six Months Ended		2023 vs. 2022
	July 1, 2023	July 2, 2022	$ Change	% Change
GAAP operating loss	$(73.9)	$(52.8)	$(21.1)	40.0%
Restructuring, exit and impairment charges	5.6	—	5.6	NM
IT security incident costs	2.9	—	2.9	NM
Acquisition, integration, and IT related costs	1.4	—	1.4	NM
Adjusted Operating loss	$(64.0)	$(52.8)	$(11.2)	21.2%
bps = basis points
NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	July 1, 2023	December 31, 2022	July 2, 2022
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$477.5	$595.6	$566.7
Restricted cash	11.0	12.9	11.9
Short-term investments in marketable securities	0.8	4.5	37.0
Total cash and short-term investments in marketable securities	489.3	613.0	615.6
Accounts and notes receivable, net	614.5	543.0	611.0
Inventories
Finished goods	839.8	836.1	746.0
Work-in-process	208.9	209.1	201.4
Raw materials	435.5	426.2	425.0
Net inventories	1,484.2	1,471.4	1,372.4
Prepaid expenses and other	84.8	67.8	86.4
Current assets	2,672.8	2,695.2	2,685.4

Net property	1,314.1	1,270.8	1,164.4

Other assets
Goodwill	974.6	967.6	966.7
Other intangibles, net	979.4	997.4	1,038.2
Deferred income tax asset	149.8	203.3	128.6
Operating lease assets	121.1	114.8	103.0
Equity investments	60.0	54.0	48.0
Other long-term assets	18.3	18.2	32.2
Other assets	2,303.2	2,355.3	2,316.7

Total assets	$6,290.1	$6,321.3	$6,166.5

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$88.3	$89.0	$3.0
Accounts payable	549.4	662.6	644.0
Accrued expenses	756.3	738.3	700.7
Current liabilities	1,394.0	1,489.9	1,347.7

Debt	2,422.0	2,420.0	2,499.0
Other long-term liabilities	372.7	369.1	315.2
Shareholders’ equity	2,101.4	2,042.3	2,004.6
Total liabilities and shareholders’ equity	$6,290.1	$6,321.3	$6,166.5

Supplemental Information
Debt-to-capitalization rate	54.4%	55.1%	55.5%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Six Months Ended
	July 1, 2023	July 2, 2022
Cash flows from operating activities
Net earnings	$247.0	$371.5
Less: net loss from discontinued operations, net of tax	(0.7)	(1.3)
Net earnings from continuing operations, net of tax	247.7	372.8
Stock compensation expense	13.8	12.0
Depreciation and amortization	132.1	106.1
Pension funding, net of expense	(0.9)	(0.3)
Asset impairment charges	1.3	1.5
Deferred income taxes	1.4	10.8
Changes in certain current assets and current liabilities	(162.1)	(338.6)
Long-term extended warranty contracts and other deferred revenue	9.7	8.8
Income taxes	25.2	(5.9)
Other, net	(13.8)	(17.8)
Net cash provided by operating activities of continuing operations	254.4	149.4
Net cash used for operating activities of discontinued operations	(2.3)	(2.5)
Net cash provided by operating activities	252.1	146.9

Cash flows from investing activities
Capital expenditures	(173.4)	(196.5)
Purchases of marketable securities	—	(36.2)
Sales or maturities of marketable securities	3.8	—
Investments	(6.4)	(4.0)
Acquisition of businesses, net of cash acquired	—	(95.7)
Proceeds from the sale of property, plant and equipment	6.3	3.0
Cross currency swap settlement	—	16.7
Net cash used for investing activities	(169.7)	(312.7)

Cash flows from financing activities
Proceeds from issuances of short-term debt	1.6	125.9
Payments of short-term debt	(1.8)	(125.0)
Net proceeds from issuances of long-term debt	—	741.8
Payments of long-term debt including current maturities	(1.4)	(58.0)
Common stock repurchases	(132.2)	(220.0)
Cash dividends paid	(56.8)	(55.4)
Tax withholding associated with shares issued for share-based compensation	(13.4)	(16.4)
Other, net	—	(4.0)
Net cash (used for) provided by financing activities	(204.0)	388.9

Effect of exchange rate changes	1.6	(11.2)
Net (decrease) increase in Cash and cash equivalents and Restricted cash	(120.0)	211.9
Cash and cash equivalents and Restricted cash at beginning of period	608.5	366.7

Cash and cash equivalents and Restricted cash at end of period	488.5	578.6
Less: Restricted cash	11.0	11.9
Cash and cash equivalents at end of period	$477.5	$566.7

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$254.4	$149.4

Net cash (used for) provided by:
Plus: Capital expenditures	(173.4)	(196.5)
Plus: Proceeds from the sale of property, plant and equipment	6.3	3.0
Plus: Effect of exchange rate changes	1.6	(11.2)
Free cash flow	$88.9	$(55.3)